SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 20, 2011


                           EFT BIOTECH HOLDINGS, INC.
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


     Nevada                            000-53730                   20-1211204
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                        17800 Castleton Street, Suite 300
                           City of Industry, CA 91748
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          (Address of principal executive offices, including Zip Code)


             Registrant's telephone number, including area code: (626) 581-3335
                                                                 --------------




                                       N/A
                    -----------------------------------------
          (Former name or former address if changed since last report)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 21, 2011 Jeffrey Cheung (age 51) was appointed the Company's Principal Financial and Accounting Officer. Between 2001 and 2010, Mr. Cheung was the CFO at NetDimensions, a U.K. listed company engaged in software development with focuses on learning and knowledge management technology. Mr. Cheung is a fellow member of Certified General Accountants (Canada) and Association of Chartered Certified Accountants (`ACCA'). He is also a member of the Hong Kong Institute of Taxation. He began his career as an audit accountant with Peat Marwick Mitchell & Co. in 1983. Mr. Cheung has served in various roles with, including financial controller of Oracle (HK) Limited and was a tax auditor with Revenue Canada. Mr. Cheung holds a BA in accounting and financial management from the University of Sheffield and an MBA from Sheffield Hallam University. Mr. Cheung served on the board of the Hong Kong branch of the Association of Certified General Accountants (CGA-HK) from 2001 - 2007


     With the appointment of Mr. Cheung, Jack Jie Qin resigned as the Company's Principal Financial and Accounting Officer. Mr. Qin remains as the Company's President, Chief Executive Officer and a Director.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 20, 2011

                                 EFT BIOTECH HOLDINGS, INC.



                                 By:  /s/ Jack Jie Qin
                                      ----------------------------
                                      Jack Jie Qin, President